Exhibit 99.1

FOR IMMEDIATE RELEASE

CALIFORNIA INDEPENDENT BANCORP AND FEATHER RIVER STATE BANK PRESIDENT AND CEO LARRY D. HARTWIG TO RETIRE;

YUBA CITY, CA.   May 9, 2002 ––California Independent Bancorp (NASDAQ: CIBN) and its subsidiary, Feather River State Bank today announced that President and Chief Executive Officer Larry D. Hartwig has decided to retire from his officer and board of directors positions with California Independent Bancorp and the Bank, effective May 10, 2002, to pursue other interests.  The boards of directors have appointed Director John I. Jelavich to serve as interim president and chief executive officer of California Independent Bancorp and the Bank.

Chairman David A. Offutt commented that “We appreciate Mr. Hartwig’s service to California Independent Bancorp and the Bank over the past three years.  Mr. Hartwig has been instrumental in the transition of California Independent Bancorp and the Bank into a stronger and more competitive financial institution.  He has refocused all of our attention to delivering upon our motto of ‘providing a better brand of banking with measurably superior service.’  We will continue to strive to meet this standard of excellence.”

Interim President and Chief Executive Officer John I. Jelavich brings more than thirty years of banking experience to his positions.  From 1988 to 1998, Mr. Jelavich served as the Regional Vice President for Union Bank of California’s Mid Valley Region.  From 1999 through February of 2000, Mr. Jelavich served as a consultant to the president and chief executive officer of the Bank.  He has served on the boards of directors of California Independent Bancorp and the Bank since March of 2000.  Chairman Offutt stated,  “The boards unanimously support John Jelavich’s appointment as interim president and chief executive officer.  We have every confidence that he has the experience, skills, and support of management to lead our institution.”

California Independent Bancorp and the Bank have their headquarters in Yuba City, California.  California Independent Bancorp, through the Bank, furnishes a wide selection of financial products and services to individuals and businesses located in the northern Sacramento Valley.  The Bank has nine branches located in Yuba City, Marysville, Colusa, Arbuckle, Wheatland, Woodland, Lincoln, and Roseville, California, serving Sutter, Yuba, Colusa, Yolo, and Placer counties.   Noninsured investment products and/or financial planning services are offered by a registered investment representative through Feather River State Bank’s affiliation with London Pacific Securities, Inc., a registered broker/dealer and a member of the National Association of Securities Dealers (“NASD”) and the Securities Investor Protection Corporation (“SIPC”).    Additional information concerning Feather River State Bank’s products and services can be found at www.frsb.com or by calling (800) 258-4334.

Forward-looking statements––The Private Securities Litigation Reform Act of 1995:

Certain statements contained in this release are forward-looking statements that are subject to risk and uncertainty.  Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements.  A number of factors––many of which are beyond California Independent Bancorp’s (the “Company”) control––could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company’s reports filed with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2001, describe some of these factors, including certain credit, market, operational, liquidity, and interest rate risks associated with the Company’s business and operations. Other factors described in the Company’s Form 10-K for the year ended December 31, 2001, include changes in business and economic conditions, competition, fiscal and monetary policies, and legislation.  There are other factors besides these that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements or otherwise affect in the future the Company’s business, results of operations and financial condition. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update such statements in light of new information or future events.